As filed with the Securities and Exchange Commission on July 13, 2015
REGISTRATION NO. 333-[__]_and_333-[__]-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________
FORM S‑3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________

ENTERGY NEW ORLEANS, INC.
(Exact name of Registrant and Sponsor as specified in its charter)

LOUISIANA
(State or other jurisdiction of incorporation or organization)

72-0273040
(I.R.S. Employer Identification No.)

1600 PERDIDO STREET
NEW ORLEANS, LOUISIANA 70112
(504) 670-3700

Entergy New Orleans Storm Recovery Funding I, L.L.C.
(Exact name of Registrant and Issuing Entity as specified in its charter)

LOUISIANA
(State or other jurisdiction of incorporation or organization)

47-3361611
(I.R.S. Employer Identification No.)

1600 PERDIDO STREET
L-MAG-505A
NEW ORLEANS, LOUISIANA 70112
(504) 670-3700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles L. Rice, Jr. President and Chief Executive Officer Entergy New Orleans, Inc. 1600 Perdido Street New Orleans, Louisiana 70112 (504) 670-3620	Steven C. McNeal Vice President and Treasurer Entergy New Orleans, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4363	Dawn A. Balash, Esq. Entergy Services, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-6755

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________________
With a Copy to:

ERIC TASHMAN, ESQ. Counsel to the Issuer SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SAN FRANCISCO, CALIFORNIA 94104 (415) 772-1214
____________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. Registration Nos. 333-203320_and_333-203320-01.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________________.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer                             Accelerated Filer
Non-Accelerated Filer X (do not check if smaller reporting company)            Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Storm Recovery Bonds	$100,000 (1)	100% (2)	$100,000 (2)	$11.62
(1)    This Registration Statement relates to the offering of up to $100,000 of aggregate principal amount of Senior Secured Storm Recovery Bonds.
(2)    Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
______________________________________________________________________

EXPLANATORY STATEMENT
This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional $100,000 aggregate principal amount of Senior Secured Storm Recovery Bonds. The contents of the registration statement on Form S-3 (Registration Nos. 333-203320 and 333-203320-01), which registration statement was previously filed with the Securities and Exchange Commission on April 10, 2015, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2 and Pre-Effective Amendment No. 3, previously filed with the Securities and Exchange Commission on May 29, 2015, June 11, 2015 and June 17, 2015, respectively, are incorporated by reference into this registration statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 13th day of July, 2015.
ENTERGY NEW ORLEANS, INC.
By /s/ Steven C. McNeal
Name: Steven C. McNeal

Title:	Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Charles L. Rice, Jr.	Chairman of the Board, Director, and President and Chief Executive Officer (Principal Executive Officer)	________, 2015
* Alyson M. Mount	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer and acting Principal Financial Officer)	________, 2015
* Theodore H. Bunting, Jr.	Director	________, 2015
* Andrew S. Marsh	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	________, 2015
* Mark T. Savoff	Director	________, 2015

*By: /s/ Steven C. McNeal Steven C. McNeal Attorney-in-fact		July 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 13th day of July, 2015.
ENTERGY NEW ORLEANS STORM RECOVERY FUNDING I, L.L.C.
By /s/ Steven C. McNeal
Name: Steven C. McNeal

Title:	Vice President and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Charles L. Rice, Jr.	Manager and President (Principal Executive Officer)	________, 2015
/s/ Steven C. McNeal Steven C. McNeal	Manager and Vice President and Treasurer (Principal Financial Officer)	July 13, 2015
* Alyson M. Mount	Manager and Chief Accounting Officer (Principal Accounting Officer)	________, 2015
* Andrew S. Marsh	Manager	________, 2015
*By: /s/ Steven C. McNeal Steven C. McNeal Attorney-in-fact		July 13, 2015